UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 17, 2010

SMURFIT-STONE CONTAINER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-03439	36-2041256
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

222 N. LaSalle Street

Chicago, Illinois 60601

(Address of principal executive offices) (Zip Code)

(312) 346-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act.

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01.                                          Other Events.

On November 17, 2010 Smurfit-Stone Container Corporation (the “Company”) issued a press release announcing a lock out of the UNIK Local 34 union employees at its La Tuque, Quebec, mill, which has the capacity to produce 905 tons per day of white top linerboard and 360 tons per day of coated board used for food packaging and plate and cup stock.  The mill ceased production on November 8, 2010 following a work stoppage by members of the UNIK Local 34 union, which represents approximately one-third of the hourly workers at the mill.  On November 15, 2010, a majority of UNIK Local 34 members voted to reject the Company’s final contract proposal, following which the Company has advised its employees at La Tuque that the mill will continue to be shut down until this contract proposal is accepted. The Company is planning for the mill to remain closed for an extended period of time, and is making arrangements to continue to supply products to its La Tuque customers from other Company facilities and outside sources during the mill shutdown.   To date, the shutdown has not resulted in a material financial impact on the Company; however, the ultimate financial impact will depend upon the duration of the shutdown.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release of Smurfit-Stone Container Corporation dated November 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 17, 2010

SMURFIT-STONE CONTAINER CORPORATION

		By:	/s/ Craig A. Hunt
		Name:	Craig A. Hunt
		Title:	Chief Administrative Officer and General Counsel